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                                                                   EXHIBIT 23.3


                             MILLER AND LENTS, LTD.

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102


         The firm of Miller and Lents, Ltd. hereby consents to the use of its name in Amendment No. 1 to Form S-3 (Registration Statement File No. 106943) of Encore Acquisition Company and to the incorporation by reference therein of its estimates of proved reserves and future net cash flows contained in Encore Acquisition Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                                         MILLER AND LENTS, LTD.



                                         By: /s/ R. W. Frazier
                                             -----------------------------
                                             R. W. Frazier
                                             President

Houston, Texas
August 21, 2003